Exhibit 10.2

NOTICE OF GRANT OF STOCK OPTIONS
AND
STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

Non-Qualified Stock Option Award Under the Amended and Restated Omnibus Equity Incentive Plan, Effective May 19, 2011, As Amended	West Marine, Inc. 500 Westridge Drive Watsonville, CA 95076

NOTICE OF GRANT OF STOCK OPTIONS
Grant Date: [______________]

You have been granted a Non-Qualified Stock Option to buy up to the number of shares of West Marine, Inc. (the “Company”) common stock stated for you on the Smith Barney 2011 “Grant Listing” page at www.benefitaccess.com (“Smith Barney Website”) at an exercise price of XX.XX per share.  All of the options will expire no later than the seventh anniversary of the Grant Date.  The options will vest as follows, assuming continuous engagement as a Non-employee Director or as otherwise determined by the Governance and Compensation Committee of  the Board of Directors:

% of Total	Date Vest – Stock Options
100%	Earlier of 1st Anniversary of Grant Date or 2013 Annual Stockholders Meeting (“Vest Date”)

The stock options granted hereunder hereinafter are referred to as the “Stock Option Award.”

You and the Company agree that the Stock Option Award is granted under and governed by the terms and conditions of the Company’s Amended and Restated Omnibus Equity Incentive Plan, effective May 19, 2011, as amended by Amendment Number One, effective March 30, 2012 (collectively, the “Plan”), and Exhibit A hereto, Stock Option Agreement (“Agreement”), all of which are incorporated herein and made a part of this document.  You acknowledge that a copy of the Plan has been made available to you.
You further acknowledge and agree that the Agreement does not require your signature or the Company’s signature to be effective, and that this Notice of the Stock Option Award issued to you (which notice may be accomplished through the posting thereof on a website for the Plan), shall be sufficient evidence of the issuance to, and acceptance by, you of the Stock Option Award reflected in the Agreement, unless you expressly reject such Agreement in writing.
Additionally, unless your expressly reject such Agreement in writing, you further acknowledge and agree that prior to the delivery of any shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including your FICA obligation) required by law to be withheld with respect to any Stock Option Award.  In this regard, you authorize the Company to withhold shares having a value equal to the amount required to be withheld to satisfy such tax obligations.

Non-Employee Director’s Stock Option	Award No.: On website
(1 year vest)	ID:_________________

Exhibit A
West Marine, Inc.
Amended and Restated Omnibus Equity Incentive Plan
 (Effective May 19, 2011)
As Amended by Amendment Number One (Effective March 30, 2012)

STOCK OPTION AGREEMENT

1.           GRANT OF STOCK OPTIONS.  West Marine, Inc. (the “Company”) hereby grants to the Non-Employee Director named in the “Notice of Grant of Stock Options “ (the “Notice of Grant”) under the Amended and Restated West Marine, Inc. Omnibus Equity Incentive Plan, effective May 19, 2011), as amended by Amendment Number One, effective March 30, 2012 (collectively, the “Plan”), as a separate incentive in connection with his or her engagement and not in lieu of any salary or other compensation for his or her services, on the terms and conditions set forth in this Stock Option Agreement (“Agreement”) and the Plan, a nonqualified stock option to purchase all or any part of an aggregate of the number of shares, as specified for the Non-Employee Director on the Smith Barney Website and referenced in the Notice of Grant, of the Common Stock, at the exercise price set forth in the Notice of Grant (“Stock Option”).  The Stock Option granted hereby is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.           EXERCISE PRICE OF STOCK OPTION.  The exercise price per share of the Stock Option (the “Option Price”) shall be as set forth in the Notice of Grant, which is one hundred (100%) of the fair market value per share of the Common Stock on the Grant Date specified in the Notice of Grant.  The Option Price shall be payable in the legal tender of the United States or, in the discretion of the Committee, in shares of the Common Stock of the Company or in a combination of such legal tender and such shares.

3.           NUMBER OF SHARES.  The number and class of shares specified in the Notice of Grant and/or the Option Price are subject to appropriate adjustment in the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations.  Subject to any required action of the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, the option granted hereunder (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are then subject to the option would have been entitled.  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

4.           COMMENCEMENT OF STOCK OPTION EXERCISABILITY.  Except as otherwise provided in this Agreement and subject to the terms of the Plan, the right to exercise 100% of the shares subject to the Stock Option awarded by this Agreement shall accrue on the Vest Date as set forth in the Notice of Grant.  In the event of termination of the Non-Employee Director’s engagement for any reason, the Non-Employee Director will accrue no further entitlement to the Stock Option under the Plan, or otherwise, and all options which are not vested and which have not become fully vested under paragraph 4 of this Appendix A, as of the earlier of the date the Non-Employee Director’s engagement is terminated or the date the Non-Employee Director receives notice of such termination, shall lapse and expire immediately.  That is, except as otherwise determined by the Company’s Board and/or Committee, the Non-Employee Director will not continue to accrue any benefits in the Plan during the period of any actual or deemed notice of termination.

5.           TERMINATION OF STOCK OPTION.  Except as otherwise determined by the Company’s Board of Directors and/or its Governance and Compensation Committee (“Committee”), in the event of termination of the Non-Employee Director’s engagement with the Company for any reason, the Non-Employee Director may, but in no event after seven (7) years from the Grant Date of specified in the Notice of Grant, whichever shall first occur, exercise the Stock Option to the extent the right to exercise the Stock Option had accrued as of the date of such termination.  In the event the Non-Employee Director shall die within such period, the Stock Option may be exercised by the Non-Employee Director’s transferee, as hereinafter provided, to the same extent that the right to exercise the Stock Option had accrued immediately prior to the Non-Employee Director’s death.

6.           PERSONS ELIGIBLE TO EXERCISE.  The Stock Option shall be exercisable during the Non-Employee Director’s lifetime only by the Non-Employee Director.  The Stock Option shall be non-transferable by the Non-Employee Director other than by a beneficiary designation made in a form and manner acceptable to the Committee, or by will or the applicable laws of descent and distribution.

7.           AFTER THE DEATH OF NON-EMPLOYEE DIRECTOR.  To the extent exercisable after the Non-Employee Director’s death, the Stock Option shall be exercised only by the Non-Employee Director’s designated beneficiary or beneficiaries, or if no beneficiary survives the Non-Employee Director, by the person or persons entitled to the Stock Option under the Non-Employee Director’s will, or if the Non-Employee Director shall fail to make testamentary disposition of the Stock Option, by his or her legal representative.  Any transferee exercising the Stock Option must furnish the Company (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of the Stock Option and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of the Stock Option as prescribed in this Agreement.

8.           EXERCISE OF STOCK OPTION.  The Stock Option may be exercised by the person then entitled to do so as to any shares which may then be purchased (a) by giving written notice of exercise to the Company, specifying the number of full shares to be purchased and accompanied by full payment of the purchase price thereof (and the amount of any income tax the Company is required by law to withhold by reason of such exercise), and (b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof.

9.           SUSPENSION OF EXERCISABILITY.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares covered by the Stock Option or any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of shares hereunder, the Stock Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

10.           NO RIGHTS OF STOCKHOLDER.  Neither the Non-Employee Director nor any person claiming under or through said Non-Employee Director shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the Stock Option, including but not limited to voting or dividend rights, unless and until certificates representing such shares shall have been issued, or are reflected by book entry into the Non-Employee Director’s brokerage account, and recorded on the records of the Company or its transfer agents or registrars.

11.           UNSECURED CREDITOR.  The Stock Option Award creates a contractual obligation on the part of the Company to make a distribution of shares upon exercise of the Stock Option at the time provided for in this Agreement in accordance with the terms of the Plan.  Neither the Non-Employee Director nor any other party claiming an interest in the Stock Option hereunder shall have any interest whatsoever in any specific asset of the Company.  The Non-Employee Director’s right to receive distributions hereunder is that of an unsecured general creditor of the Company.

12.           ADDRESSES FOR NOTICES.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at West Marine, Inc., 500 Westridge Drive, Watsonville, CA  95076, or at such other address as the Company may hereafter designate in writing.  Any notice to be given to the Non-Employee Director shall be addressed to the Non-Employee Director at the address set forth below the Non-Employee Director’s signature in the Notice of Grant, at such other address as the Non-Employee Director may hereafter designate in writing, or at the last known address that the Company has on file for the Non-Employee Director.  Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

13.           NON-TRANSFERABILITY.  The Stock Option Award herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said Stock Option Award, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said Stock Option Award and the rights and privileges conferred hereby shall immediately become null and void.

14.           MAXIMUM TERM OF STOCK OPTION.  Notwithstanding any other provision of this Agreement, the Stock Option is not exercisable after the expiration of seven (7) years from the Grant Date specified in the Notice of Grant.

15.           BINDING AGREEMENT.  Subject to the non-transferability of the option, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.           PLAN GOVERNS.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

17.           COMMITTEE AUTHORITY.  The Committee shall have the discretionary power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Non-Employee Director,  the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18.           CAPTIONS.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19.           AGREEMENT SEVERABLE.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20.           FURTHER ASSURANCES.  At any time, and from time to time after executing this Agreement, the Non-Employee Director will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

21.           NO REPRESENTATIONS OR PROMISES.  Neither the Company nor anyone else is making any representations or promises regarding the duration of the Non-Employee Director’s engagement, vesting of the options, the value of the shares issuable upon the exercise of the options, or the Company’s prospects.  In addition, the Company does not hereby provide any advice regarding tax consequences to the Non-Employee Director or regarding the Non-Employee Director’s decisions regarding the options.  The Non-Employee Director agrees to rely only upon the Non-Employee Director’s own personal advisors for financial or tax advice for all matters pertaining to the options.

22.           COMPLIANCE WITH LAW.  The Company will not deliver certificates for the shares issuable under the Stock Option if doing so would violate any applicable federal or state securities laws, or any other applicable law or regulation.  The Non-Employee Director may not sell or otherwise dispose of the shares in violation of applicable law.

23.           GOVERNING LAW.  The Agreement, the Stock Option and all related documentation and matters shall be construed in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.

24.           ENTIRE AGREEMENT.  This Agreement (subject to the provisions of the Plan) contains the entire agreement among the parties relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein; provided, however, that the Company may amend and supplement this Agreement in writing from time to time as permitted under the Plan.

IN WITNESS WHEREOF, the Agreement is deemed to be executed by the parties effective as of the Grant Date of the Notice of Grant.

West Marine, Inc.